UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 1, 2015

PBF LOGISTICS LP
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36446	35-2470286
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Sylvan Way, Second Floor
Parsippany, New Jersey 07054
(Address of the Principal Executive Offices) (Zip Code)

(973) 455-7500
(Registrant’s Telephone Number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K Filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

As previously disclosed in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, on May 12, 2015, PBF Logistics LP (the "Partnership") and its wholly-owned subsidiary, PBF Logistics Finance Corporation (“PBF Logistics Finance,” and together with the Partnership, the “Issuers”), issued $350.0 million aggregate principal amount of 6.875% Senior Notes due 2023 (the "2023 Notes") pursuant to an indenture, dated as of May 12, 2015 (the "Indenture") by and among the Issuers, the Guarantors named therein and Deutsche Bank Trust Company Americas, as Trustee.

The 2023 Notes are guaranteed on a senior unsecured basis by Delaware City Terminaling Company LLC, Toledo Terminaling Company LLC, Delaware Pipeline Company LLC and Delaware City Logistics Company LLC (each, a “Guarantor”). In addition, PBF Energy Company LLC agreed to provide a limited guarantee of collection of the principal amount of the 2023 Notes, but is not otherwise subject to the covenants of the Indenture. The 2023 Notes are general senior unsecured obligations of the Issuers and are equal in right of payment with all of the Issuers’ existing and future senior indebtedness. The 2023 Notes will be senior to any future subordinated indebtedness the Issuers may incur. The 2023 Notes are effectively subordinated to all of the Issuers’ and the Guarantors’ existing and future secured debt, to the extent of the value of the assets securing that secured debt and will be structurally subordinated to all indebtedness of the Partnership's subsidiaries that do not guarantee the 2023 Notes.

The Issuers are also party to a registration rights agreement (the "Registration Rights Agreement"), pursuant to which they agreed to register with the U.S. Securities and Exchange Commission (the "SEC") a new series of notes (the "Exchange Notes") having substantially identical terms as the 2023 Notes (except the Exchange Notes will not contain restrictions on transfer, registration rights or provisions for payment of additional interest included in the Registration Rights Agreement), as part of an offer to exchange the Exchange Notes for the 2023 Notes.

The rules of the SEC require that when a registrant prepares, on or after the date a registrant reports an accounting change such as the changes noted below, a new registration that includes or incorporates by reference financial statements, the registrant must recast the prior period financial statements included or incorporated by reference in the registration statement to reflect these types of changes. This Current Report on Form 8-K is being filed in connection with the filing by the Issuers of Form S-4 to register the Exchange Notes. The Company is filing Exhibit 99.1 with this Current Report on Form 8-K to retrospectively adjust the following unaudited condensed consolidated financial statements to include, in a footnote, the unaudited condensed consolidating financial information for the Issuers as issuer of the 2023 Notes as required under Rule 3-10 of Regulation S-X. These condensed consolidated financial statements update Item 1 in the Partnership’s Quarterly Report on Form 10-Q for the second quarter of 2015 filed with the SEC on August 6, 2015.

The information include in this Form 8-K is presented for informational purposes only in connection with the reporting changes described above and does not amend or restate any of our previously issued financial statements, which were included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2015. In particular, there have been no changes to the Partnership's consolidated statement of operations, balance sheets or statement of cash flows. This Form 8-K does not reflect events occurring after we filed our Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 and does not modify or update the disclosures therein in any way, other than to include, in a footnote, the unaudited condensed consolidating financial information for the Issuers as issuer of the 2023 Notes as required under Rule 3-10 of Regulation S-X.

The information included in this Current Report on Form 8-K should be read in conjunction with the Partnership's Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, except with respect to the items updated herein.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

99.1	Unaudited Condensed Consolidated Financial Statements of PBF Logistics LP.
101.INS	XBRL Instance Document.
101.SCH	XBRL Taxonomy Extension Schema Document.
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 1, 2015

PBF Logistics LP
By:	PBF Logistics GP LLC, its general partner

By:	/s/ Erik Young
Name:	Erik Young
Title:	Authorized Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Unaudited Condensed Consolidated Financial Statements of PBF Logistics LP.
101.INS	XBRL Instance Document.
101.SCH	XBRL Taxonomy Extension Schema Document.
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document.